Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Prospect Medical Holdings, Inc.

Los Angeles, CA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated December 24, 2008, except Note 1 as to which the date is July 3, 2009, relating to the consolidated financial statements and financial statement schedule of Prospect Medical Holdings, Inc., which is contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Costa Mesa, CA

September 30, 2009

Consent of Independent Registered Public Accounting Firm

Prospect Medical Holdings, Inc.

Los Angeles, CA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated June 30, 2009, relating to the financial statements of Brotman Medical Center, Inc. (Debtor-in-Possession), which is contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Costa Mesa, CA

September 30, 2009